Exhibit 11

COMPUTATION OF PER SHARE EARNINGS

     The following is a computation of the weighted average number of shares outstanding which is used in the computation of per share earnings for Luby's, Inc. for the three and twelve months ended August 31, 2001 and 2000.

      Three months ended August 31, 2001

      22,422,943 x shares outstanding for 92 days            2,062,910,756
      Divided by number of days in the period                           92
                                                             _____________
                                                                22,422,943

      Twelve months ended August 31, 2001

      22,420,375 x shares outstanding for 133 days           2,981,909,875
      22,422,943 x shares outstanding for 232 days           5,202,122,776
                                                             _____________
                 Total                                       8,184,032,651
      Divided by number of days in the period                          365
                                                             _____________
                                                                22,422,007


      Three months ended August 31, 2000

      22,420,375 x shares outstanding for 92 days            2,062,674,500
      Divided by number of days in the period                           92
                                                             _____________
                                                                22,420,375

      Twelve months ended August 31, 2000

      22,420,375 x shares outstanding for 366 days           8,205,857,250
      Divided by number of days in the period                          366
                                                             _____________
                                                                22,420,375